Exhibit 10.2

AMENDMENT 2015-1

TO THE

DEVON ENERGY CORPORATION

INCENTIVE SAVINGS PLAN

The Devon Energy Corporation Incentive Savings Plan (the “Plan”) is amended effective as of April 1, 2015, or such later date as of the occurrence of the “Closing” of the “Transactions” as defined under the Contribution, Conveyance and Assumption Agreement by and between Devon Gas Services, L.P. and EnLink Midstream Partners, LP, dated as of March 23, 2015, as follows:

1. A new Appendix I (“Special Provisions for Employees Transferring to EnLink Midstream Operating, LP in Connection with the Contribution of the Victoria Express Pipeline”) is hereby added at the end of the Plan as follows:

“APPENDIX I

SPECIAL PROVISIONS FOR EMPLOYEES TRANSFERRING

TO ENLINK MIDSTREAM OPERATING, LP IN CONNECTION WITH

THE CONTRIBUTION OF THE VICTORIA EXPRESS PIPELINE

This Appendix I shall apply with regard to those Employees who (a) transfer to EnLink Midstream Operating, LP in connection with the closing of the transaction set forth in the Victoria Express Pipeline Contribution Agreement (as defined in Section 3 of this Appendix); and (b) cease being Eligible Employees upon such transfer.

1. Transfer of Employees to EnLink Midstream Operating, LP. Each Victoria Express Pipeline Transferring Employee (as defined in Section 3 of this Appendix) shall cease to be an Eligible Employee on his Severance from Service in accordance with the terms of the Plan. The provisions of the Plan shall apply to such Victoria Express Pipeline Transferring Employee, except as provided in this Appendix.

2. Special Conditions. Notwithstanding the provisions of the Plan, the following provisions shall apply:

(a)	Special Vesting for Victoria Express Pipeline Transferring Employees. A Victoria Express Pipeline Transferring Employee shall have a fully (100%) vested and nonforfeitable interest in the portion of his Account that is subject to the vesting schedule described in Section 7.02(a) of the Plan.

3. Definitions. For purposes of this Appendix I, the following terms shall have the following meanings:

(i)	“Victoria Express Pipeline Contribution Agreement” shall mean the Contribution, Conveyance and Assumption Agreement by and

between Devon Gas Services, L.P. and EnLink Midstream Partners, LP, dated as of March 23, 2015.

(ii)	“Victoria Express Pipeline Transferring Employee” shall mean a Participant who is (A) an Employee on the “Closing Date” of the “Transactions,” each as defined under the Victoria Express Pipeline Contribution Agreement; and (B) a “Transferring Employee,” as defined in the Victoria Express Pipeline Contribution Agreement.”

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IN WITNESS WHEREOF, Devon Energy Corporation (acting through its authorized delegate) has caused this Amendment 2015-1 to the Devon Energy Corporation Incentive Savings Plan to be executed this 15th day of April 2015.

DEVON ENERGY CORPORATION

By:	/s/ Frank W. Rudolph
Name:	Frank W. Rudolph
Title:	Executive Vice President Human Resources

[Signature Page to Amendment 2015-1 to the Devon Energy Corporation Incentive Savings Plan]